UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

(Rule 14a-101)

________________

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REVELATION BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

REVELATION BIOSCIENCES, INC.
4660 La Jolla Village Drive, Suite 100
San Diego, CA 92122

December [•], 2022

Dear Stockholder:

On behalf of the Board of Directors of Revelation Biosciences, Inc. (the “Company,” “Revelation” or “we”), I invite you to attend our Special Meeting of Stockholders (the “Special Meeting”). We hope you can join us. The Special Meeting will be held at 12:00 p.m. Eastern Time on January 20, 2023. Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, Revelation will be holding the Special Meeting via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada:
[•] (toll-free)
Outside of the U.S. and Canada:
[•] (standard rates apply)
Passcode for telephone access: [•]

The Notice of Special Meeting of Stockholders, the Proxy Statement and the proxy card accompanying this letter are also available at https:[•]. We are first mailing these materials to our stockholders on or about December [•], 2022.

As discussed in the enclosed Proxy Statement, the purpose of the Special Meeting is to consider and vote upon the following proposals:

1.      To amend our amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 500,000,000;

2.      To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-twenty (1-for-20) to a maximum of a one-for-one hundred (1-for-100) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders;

3.      To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

4.      To transact such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

Our board of directors has fixed December 20, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the meeting.

Enclosed is the Proxy Statement containing detailed information concerning the matters to be presented at the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read this material carefully and vote your shares.

Sincerely,

Chester S. Zygmont, III,
Corporate Secretary
December [•], 2022

REVELATION BIOSCIENCES, INC.
4660 La Jolla Village Drive, Suite 100
San Diego, CA 92122

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 20, 2023

To the Stockholders of Revelation Biosciences, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Revelation Biosciences, Inc. (“Revelation”), a Delaware corporation, will be held on January 20, 2023, at 12:00 p.m. Eastern Time. Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, Revelation will be holding the Special Meeting via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada:
[•] (toll-free)
Outside of the U.S. and Canada:
[•] (standard rates apply)
Passcode for telephone access: [•]

The purpose of the Special Meeting will be to consider and vote upon the following proposals:

1.      To amend our amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 500,000,000;

2.      To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-twenty (1-for-20) to a maximum of a one-for-one hundred (1-for-100) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders;

3.      To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

4.      To transact such other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on December 20, 2022 as the record date for the Special Meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

If you have any questions or need assistance voting your shares, please call us at (650) 800-3717 or our proxy solicitor, Advantage Proxy, at 877-870-8565.

By Order of the Board of Directors

Chester S. Zygmont, III,
Corporate Secretary

San Diego, CA

December [•], 2022

IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE SPECIAL MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OF AMERICA.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 20, 2023. THIS PROXY STATEMENT TO THE STOCKHOLDERS WILL BE AVAILABLE AT [•].

REVELATION BIOSCIENCES, INC.
4660 La Jolla Village Drive, Suite 100
San Diego, CA 92122

REVELATION BIOSCIENCES, INC.

i

PRELIMINARY PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 20, 2023
FIRST MAILED ON OR ABOUT DECEMBER [•], 2022

Date, Time and Place of the Special Meeting

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Revelation Biosciences, Inc. (“the Company,” “Revelation” or “we”), a Delaware corporation, in connection with the Special Meeting of Stockholders to be held on January 20, 2023 at 12:00 p.m. Eastern Time for the purposes set forth in the accompanying Notice of Meeting. Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, Revelation will be holding the Special Meeting, and any adjournments thereof, via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada:
[•] (toll-free)
Outside of the U.S. and Canada:
[•] (standard rates apply)
Passcode for telephone access: [•]

The principal executive office of the Company is 4660 La Jolla Village Drive, Suite 100, San Diego, CA 92122, and its telephone number, including area code, is (650) 800-3717.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating James Rolke, Chief Executive Officer, and Chester S. Zygmont, III, Chief Financial Officer, as your proxies for the Special Meeting and you are authorizing Messrs. Rolke and Zygmont to vote your shares at the Special Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Special Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Messrs. Rolke and Zygmont as proxies to vote on your behalf.

Why did you send me this proxy statement?

We sent you this proxy statement and proxy card because our board of directors is soliciting your proxy to vote at the Special Meeting and any adjournment and postponement thereof. This proxy statement summarizes information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card or vote over the Internet, by phone, or by fax.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

Who is Entitled to Vote?

The board of directors has fixed the close of business on December 20, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date, there were 23,536,070 shares of common stock outstanding and one (1) share of Series A Preferred Stock. Each share of common stock represents one vote that may be voted on each proposal that may come before the Special Meeting. The Series A Preferred Stock does not have any voting rights except with respect to the proposal to increase the number of shares of authorized common stock to 500,000,000 and a reverse stock split proposal. Each share of Series A Preferred Stock represents 50,000,000 votes that may be voted on each of Proposal 1 and Proposal 2; provided that such votes must be counted in the same proportion as the shares of common stock voted on Proposal 1 and Proposal 2, respectively. As an example, if 50.5% of the shares of common stock are voted FOR Proposal 1, 50.5% of the votes cast by the holder of the Series A Preferred Stock will be cast as votes FOR Proposal 1. Holders of common stock and Series A Preferred Stock will vote on Proposal 1 and on Proposal 2 as a single class.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice has been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How Will my Shares be Voted if I Give No Specific Instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who May Attend the Special Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Special Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are three matters scheduled for a vote:

1.      To amend our amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 500,000,000;

2.      To grant discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-twenty (1-for-20) to a maximum of a one-for-one hundred (1-for-100) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders; and

3.      To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023.

What if another matter is properly brought before the Special Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Special Meeting. The proxies also have discretionary authority to vote to adjourn the Special Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations. If any other matters are properly brought before the Special Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How Do I Vote?

Each share of our common stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your proxy card shows the number of shares of our common stock that you own.

•        You can vote your shares in advance of the Special Meeting by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our board of directors. Our board of directors recommends voting “FOR” Proposal 1, Proposal 2 and Proposal 3.

•        You can attend the Special Meeting and vote telephonically even if you have previously voted by submitting a proxy. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

How Many Votes do I Have?

Holders of record of shares of the Company’s common stock will be entitled to one vote for each share of common stock held by them on the Record Date and have the right to vote on all matters brought before the Special Meeting. The Series A Preferred Stock does not have any voting rights except with respect to the proposal to increase the number of shares of authorized common stock to 500,000,000 and a reverse stock split proposal. Each share of Series A Preferred Stock represents 50,000,000 votes that may be voted on each of Proposal 1 and Proposal 2; provided that such votes must be counted in the same proportion as the shares of common stock voted on Proposal 1 and Proposal 2, respectively. As an example, if 50.5% of the shares of common stock are voted FOR Proposal 1, 50.5% of the votes cast by the holder of the Series A Preferred Stock will be cast as votes FOR Proposal 1. Holders of common stock and Series A Preferred Stock will vote on Proposal 1 and on Proposal 2 as a single class.

Is My Vote Confidential? Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 11,768,036 shares must be represented in person or by proxy to have a quorum at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, either the chairperson of the Special Meeting or our stockholders entitled to vote at the Special Meeting may adjourn the Special Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.      “For” the amendment to our amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 500,000,000;

2.      “For” the grant of discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-twenty (1-for-20) to a maximum of a one-for-one hundred (1-for-100) split, with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders; and

3.      “For” the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Messrs. Rolke and Zygmont, the board of directors’ designated proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Proposal No. 1 for the approval of the increase in the number of authorized common stock is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. “Broker non-votes”, if any, will be counted AGAINST the proposal.

Proposal No. 2 for the approval of the reverse stock split is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. Broker non-votes, if any, will be counted AGAINST the proposal.

Proposal No. 3 for the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

Although the brokers are granted the discretion to vote your shares absent your instruction, many brokers elect not to vote your shares without an instruction from you, so please instruct the organization that holds your shares as to how you wish to vote your shares on your vote instruction form so that your instructions are recorded at the Special Meeting.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Special Meeting. Generally, unless provided otherwise by applicable law, our amended and restated bylaws (the “Bylaws”) provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, abstentions will have the effect of a vote “against” Proposal.

What vote is required?

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Increase in the number of shares of authorized common stock	The affirmative vote of a majority of the voting power of the outstanding shares of common stock and Series A preferred stock, voting together as a single class.	“FOR” “AGAINST” “ABSTAIN”	(1)	Yes(2)
Proposal No. 2: Authorization of Reverse Stock Split	The affirmative vote of a majority of the voting power of the outstanding shares of common stock and Series A preferred stock, voting together as a single class.	“FOR” “AGAINST” “ABSTAIN”	(1)	Yes(2)
Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the voting power of the outstanding shares of common stock and Series A preferred stock, voting together as a single class.	“FOR” “AGAINST” “ABSTAIN”	(1)	Yes(2)

____________

(1)      Abstentions will have the effect of a vote against this proposal.

(2)      As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. However, you are urged to provide instructions to your broker on your vote instruction form.

What Are the Voting Procedures?

In voting by proxy with regard to the proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Revelation Biosciences, Inc., 4660 La Jolla Village Dr., Suite 100, San Diego, CA 92122, Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

Revelation will pay the cost of soliciting proxies for the Special Meeting. Revelation has engaged Advantage Proxy, which we refer to as the “proxy solicitor,” to assist in the solicitation of proxies for the Special Meeting. Revelation has agreed to pay the proxy solicitor a fee of $10,000, plus disbursements. Revelation will reimburse the proxy solicitor for reasonable out-of-pocket expenses and will indemnify the proxy solicitor and its affiliates against certain claims, liabilities, losses, damages and expenses. Revelation will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those owners. Revelation’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Do I Have Dissenters’ Rights of Appraisal?

Stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to the matters to be voted upon at the Special Meeting.

How can I Find out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact our proxy solicitor at:

Advantage Proxy

P.O. Box 13581

Des Moines, Washington 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: ksmith@advantageproxy.com

To obtain timely delivery, Revelation stockholders must request the materials no later than five (5) business days prior to the Special Meeting. You may also obtain additional information about Revelation from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

PROPOSAL 1:

INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

Introduction

Our Certificate of Incorporation, currently authorizes the issuance of up to 100,000,000 shares of common shares, 5,000,000 shares of “blank check” preferred stock, of which 1 share has been designated as Series a Preferred Stock. Our board of directors has approved an amendment to increase the number of authorized common stock from 100,000,000 to 500,000,000 shares (the “Increase in Authorized Common Shares Amendment”).

The proposed form of amendment to our Certificate of Incorporation to effect the Increase in Authorized Common Shares Amendment is attached as Appendix A to this Proxy Statement.

Reasons for the Increase in Authorized Common Shares Amendment

The board of directors determined that the Increase in Authorized Common Shares Amendment is in the best interests of the Company and unanimously recommends approval by stockholders. The board of directors believes that the availability of additional authorized shares of common stock is required for several reasons including, but not limited to, the additional flexibility to issue common stock for a variety of general corporate purposes as the board of directors may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

As of the Record Date 23,536,070 shares of our common stock were outstanding out of the 100,000,000 shares that we are authorized to issue. In addition, as of the Record Date, an aggregate of approximately 23,152,401 shares of common stock are issuable as of the Record Date, including: (i) 257,047 shares that are issuable upon vesting of Rollover Restricted Stock Units (the “Rollover RSU’s”); (ii) 352,313 shares of common stock that are issuable upon the exercise of outstanding options under the 2021 Equity Plan; and (iii) warrants to purchase 22,543,041 shares of common stock.

On November 28, 2022, the Company filed a Registration Statement on Form S-1 to reflect modified terms of its offering of common stock registered with the Securities and Exchange Commission on Form S-1 (File No. 333-268076) including the registration of additional 34,482,759 warrants to purchase shares of Common Stock (the “Class C Common Stock Warrants”), and to provide modified disclosure regarding the terms of the Class C Common Stock Warrants.

We currently do not have enough authorized shares available to permit exercise of the Class C Common Stock Warrants. Accordingly, we will file the Amended Certificate to increase the authorized number of shares of our common stock from 100,000,000 shares to 500,000,000 shares.

In addition, our working capital requirements are significant and may require us to raise additional capital through additional equity financings in the future. If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

Current Plans, Proposals or Arrangements to Issue Shares of Common Stock

As of the Record Date, the Company had:

•        352,313 shares of our common stock issuable upon exercise of outstanding options under the 2021 Equity Plan

•        942,108 shares of our common stock issuable upon future grants under the 2021 Equity Plan

•        257,047 shares that are issuable upon vesting of Rollover RSU’s;

•        165,976 shares of our common stock issuable upon exercise of Rollover Warrants, with and exercise price of $2.68 per share until January 31, 2027;

•        10,511,597 shares of our common stock issuable upon exercise of warrants, with and exercise price of $11.50 per share until January 10, 2027;

•        2,948,801 shares of our common stock issuable upon exercise of warrants, with and exercise price of $3.29 per share until January 25, 2027;

•        8,333,334 shares of our common stock issuable upon exercise of warrants, with and exercise price of $0.60 per share until July 28, 2027; and

•        583,333 shares of our common stock issuable upon exercise of warrants, with and exercise price of $0.75 per share until July 25, 2027.

•        In addition, the Company has filed the Registration Statement on Form S-1 regarding its offering of 34,482,759 shares of our common stock, Class C Common Stock warrants to purchase up to 68,965,518 shares of common stock and placement agent warrants to purchase up to 7,241,379 shares of common stock.

Other than as set forth above, the Company has no current plans, proposals or arrangements, written or oral, to issue any of the additional authorized shares of common stock that would become available as a result of the amended Articles of Incorporation (the “Amended Articles”).

In addition, following the effectiveness of the Amended Articles, the Company may explore additional financing opportunities or strategic transactions that would require the issuance of additional shares of common stock, but no such plans are currently in existence and the Company has not begun any negotiations with any party related thereto.

AUTHORIZED SHARES

As of the Record Date, our authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 23,536,070 shares of Common Stock were issued and outstanding, and 5,000,000 shares of “blank check” preferred stock (“Preferred Stock”), par value $0.001 per share, of which 1 share has been designated as Series A Preferred Stock and is issued and outstanding.

Following the increase in authorized shares as contemplated in the Amended Certificate of Incorporation, 500,000,000 shares of common stock will be authorized and 5,000,000 shares of Preferred Stock will be authorized of which 1 share has been designated as Series A Preferred Stock. There will be no changes to the issued and outstanding shares common stock or preferred stock. If we issue additional shares, the ownership interest of holders of our capital stock will be diluted.

Effects of the Increase in Authorized Common Shares Amendment

Following the filing of the Increase in Authorized Common Shares Amendment with the Secretary of State of the State of Delaware, we will have the authority to issue up to 500,000,000 shares of common stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company.

In addition, the Increase in Authorized Common Shares Amendment could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

The Increase in Authorized Common Shares Amendment will not change the number of shares of common stock issued and outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of our common stock.

Advantages and Disadvantages of Increasing Authorized Common Stock

There are certain advantages and disadvantages of increasing the Company’s authorized common stock.

The advantages include:

•        The ability to issue shares of the Company’s common stock upon conversion of the Company’s outstanding convertible promissory notes and upon exercise of the Company’s outstanding warrants.

•        The ability to raise capital by issuing capital stock under future financing transactions, if any.

•        To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•        In the event that additional shares of common stock are issued, dilution to the existing stockholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•        The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company’s Board, at that time. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Procedure for Implementing the Amendment

The Increase in Authorized Common Shares Amendment will become effective upon the filing or such later time as specified in the filing with the Secretary of State of the State of Delaware. The form of the Increase in Authorized Common Shares Amendment is attached hereto as Appendix A. The exact timing of the filing of the Increased in Authorized Amendment will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our capital stock is required to approve this proposal. In order to attempt to procure the vote necessary to effect the Increase in the Authorized Shares Amendment and Reverse Stock Split, as described below, on December 19, 2022, we issued one share of our Series A Preferred Stock to our President, James Rolke. The terms of the Series A Preferred Stock are set forth in a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Delaware, and effective on December 19, 2022. The Series A Preferred Stock does not have any voting rights except with respect to an increase in authorized common stock proposal and a reverse stock split proposal, or otherwise as required by law. With respect to the proposal on the Increase in the Authorized Shares Amendment, the outstanding share of Series A Preferred Stock is entitled to 50,000,000 votes on such proposal, which is referred to as supermajority voting; however the votes by the holder of Series A Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of common stock who vote on this proposal. For example, if 50.5% of the shares of common stock voted in person or by proxy at the Special Meeting are voted FOR Proposal 1, then the Company will count 50.5% of the votes cast (or votes) by the holder of the Series A Preferred Stock as votes FOR Proposal 1. Holders of common stock and Series A Preferred Stock will vote on the Increase in the Authorized Shares Amendment proposal as a single class.

The Board of Directors determined that it was in the best interests of the Company to provide for supermajority voting of the Series A Preferred Stock in order to obtain sufficient votes for the Increase in the Authorized Shares Amendment proposal and thereby to attempt to avoid delisting by Nasdaq of the common stock. Due to the required proportional voting structure of the Series A Preferred Stock that mirrors the actual voting by holders of the common stock, the supermajority voting will serve to reflect the voting preference of the holders of common stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of common stock.

If the Increase in the Authorized Shares Amendment proposal and the Reverse Stock Split proposal are approved, the outstanding share of Series A Preferred Stock will be automatically redeemed upon the effectiveness of the later of the Increase in the Authorized Shares Amendment and the amendment to the Restated Certificate of Incorporation implementing the Reverse Stock Split.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 1.

PROPOSAL 2:

THE REVERSE STOCK SPLIT PROPOSAL

Our board of directors has approved an amendment to our Certificate of Incorporation, as amended, to combine the outstanding shares of our common stock into a lesser number of outstanding shares (a “Reverse Stock Split”).

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-twenty (1-for-20) to a maximum of a one-for-one hundred (1-for-100) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the ratio, the board of directors may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Capital Market; the number of shares of our common stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix B to this Proxy Statement. Any amendment to our certificate of incorporation to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the board of directors, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

On May 24, 2022, we received a deficiency letter (the “First Nasdaq Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on The Nasdaq Capital Market (the “Stockholders’ Equity Requirement”), nor was it in compliance with either of the alternative listing standards, market value of listed securities of at least $35 million or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years. The Company’s failure to comply with the Stockholders’ Equity Requirement was based on the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, reporting the stockholders’ deficit of $98,511.

Pursuant to the First Nasdaq Letter, the Company submitted a plan to regain compliance which included a contemplated capital raise of $10 million. Following the Company’s submission, Nasdaq granted the Company an extension until November 21, 2022 to evidence compliance. While the Company did complete a $5 million offering in July 2022, in the Form 10-Q for the quarter ended September 30,2022 the Company reported a stockholders’ equity of $2,227,768, less than the Stockholders’ Equity Requirement. As a result, on November 23, 2022, the Company received a further deficiency letter (the “Second Nasdaq Letter”). The Second Nasdaq Letter provides notice that the Company’s securities will be suspended for trading on the opening of business on December 2, 2022.

On June 8, 2022, we received a written notice from Nasdaq (the “Third Nasdaq Letter”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed companies to maintain a minimum bid price of $1.00 per share (the “Bid Price Requirement”). Under Nasdaq Listing Rule 5810(c)(3)(A), the Company had been granted a period of 180 calendar days to regain compliance with the Bid Price Requirement. Upon the expiration of that grace period, on December 6, 2022, the Company received an additional written notice from the Nasdaq Staff (the “Fourth Nasdaq Letter”) that the bid price issue provides a separate basis for delisting of the Company’s common stock.

The Company has been afforded an opportunity to provide a further update to the Nasdaq Hearings Panel (the “Panel”) in connection with its ongoing listing review. In that regard, the Company will provide its plan for regaining compliance with the Stockholders’ Equity Requirement and the Bid Price Requirement. The Panel will consider the record as presented at the hearing and will make its determination based upon that information.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq minimum bid price requirement.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum Bid Price Requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

If the Reverse Stock Split proposal is approved, the outstanding share of Series A Preferred Stock will be automatically redeemed upon the effectiveness of the amendment to the Restated Certificate of Incorporation implementing the Reverse Stock Split.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the board of directors effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the board of directors. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the common stock. Additionally, the Reverse Stock Split will have no effect on the number of common stock that we are authorized to issue. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•        an individual citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our capital stock is required to approve this proposal. In order to attempt to procure the vote necessary to effect the Increase in the Authorized Shares Amendment and Reverse Stock Split, as described below, on December 19, 2022, we issued one share of our Series A Preferred Stock to our President, James Rolke. The terms of the Series A Preferred Stock are set forth in a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Delaware, and effective on December 19, 2022. The Series A Preferred Stock does not have any voting rights except with respect to an increase in authorized common stock proposal and a reverse stock split proposal, or otherwise as required by law. With respect to the proposal on the Reverse Stock Split, the outstanding share of Series A Preferred Stock is entitled to 50,000,000 votes on such proposal, which is referred to as supermajority voting; however the votes by the holder of Series A Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of common stock who vote on this proposal. For example, if 50.5% of the shares of common stock voted in person or by proxy at the Special Meeting are voted FOR Proposal 2, then the Company will count 50.5% of the votes cast (or votes) by the holder of the Series A Preferred Stock as votes FOR Proposal 2. Holders of common stock and Series A Preferred Stock will vote on the Reverse Stock Split proposal as a single class.

The Board of Directors determined that it was in the best interests of the Company to provide for supermajority voting of the Series A Preferred Stock in order to obtain sufficient votes for the Reverse Stock Split proposal and thereby to attempt to avoid delisting by Nasdaq of the common stock. Due to the required proportional voting structure of the Series A Preferred Stock that mirrors the actual voting by holders of the common stock, the supermajority voting will serve to reflect the voting preference of the holders of common stock that actually vote on the matter, whether for or against the proposal, and therefore will not override the stated preference of the holders of common stock.

If the Increase in the Authorized Shares Amendment proposal and the Reverse Stock Split proposal are approved, the outstanding share of Series A Preferred Stock will be automatically redeemed upon the effectiveness of the later of the Increase in the Authorized Shares Amendment and the amendment to the Restated Certificate of Incorporation implementing the Reverse Stock Split.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3:

Our board of directors has selected Baker Tilly US, LLP to audit our financial statements for the fiscal year ending December 31, 2023. Baker Tilly US, LLP has audited our financial statements since fiscal year 2020.

Although stockholder approval of the selection of Baker Tilly US, LLP is not required by law, our board of directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board of directors may reconsider its selection of Baker Tilly US, LLP.

Fees of Independent Registered Public Accounting Firm

Baker Tilly US, LLP acted as the Company’s independent registered public accounting firm for the years ended December 31, 2021 and 2020 and for the interim periods in such fiscal years. The following table shows the fees that were incurred by the Company for audit and other services provided by Baker Tilly US, LLP for the years ended December 31, 2021 and 2020.

	Year Ended December 31,
	2021	2020
Audit Fees(a)	$141,199	$86,400
Tax Fees(b)	34,260	24,868
Other Fees(c)	107,362	—
Total	$282,821	$111,268

____________

(a)      Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory or regulatory filings.

(b)      Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

(c)      Other fees represent fees related to our filing of certain Registration Statements.

Pre-Approval Policies and Procedures

All audit related services, tax services and other services rendered by Baker Tilly US, LLP were pre-approved by the Company’s Board of Directors. Commencing in 2020, the Audit Committee was charged with all pre-approval activities with respect to the Company’s independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table also sets forth information known to us regarding the beneficial ownership of our common stock and preferred stock as of December 20, 2022:

•        each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock or preferred stock;

•        each of our current officers and directors; and

•        all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

The beneficial ownership of our common stock is based on 23,536,070 shares of common stock and one (1) share of Series A preferred stock issued and outstanding as of December 20, 2022.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of stock owned by them.

Name	Shares of Common Stock Beneficially Owned	Beneficial Ownership %
Five Percent Holders:
AXA IM Prime Impact Fund(2)	1,958,984	8.3
Directors and Officers of Revelation(4):
James Rolke(5)	719,445	3.1
George F. Tidmarsh M..D., Ph.D(6)	2,033,335	8.6
Jennifer Carver, BSN, MBA(7)	110,974	*
Jess Roper(8)	42,844	*
Curt LaBelle, M.D.(9)	21,422	*
Chester S. Zygmont, III(10)	694,775	3.0
All Directors and Officers as a Group (Six Individuals)	3,622,796	15.4

____________

*        Less than 1%

(1)      Percentage of total voting power represents voting power with respect to all of our common stock and Series B Preferred Stock, as a single class. Holders of our common stock are entitled to one vote per share. The holder of our Series B Preferred Stock is entitled to 50,000,000 votes per share on Proposal 1 and Proposal 2. However, the votes by the holder of Series B Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of common stock who vote on Proposal 1 and Proposal 2.

(2)      AXA IM Prime Impact Master Fund ISCA SICAV-RAIF is managed by AXA Investment Managers UK Limited located at 22 Bishopsgate, London EC2N 4BQ, United Kingdom. AXA IM PRIME IMPACT GP S.à r.l., 2-4, rue Eugène Ruppert, L-2453 Luxembourg, is the general partner of the fund. Messrs. Paul Guillaume, Mirko Dietz, Arnold Spruit are the directors of both entities and collectively make voting and investment decisions with respect to the shares owned.

(3)      Represents securities held by Petra Investment Holdings, LLC, 5 West 21st Street, New York, NY 10010.

(4)      Unless otherwise indicated, the business address of each of the individuals is c/o Revelation Biosciences, Inc., 4660 La Jolla Village Dr., Suite 100, San Diego, CA 92122.

(5)      Consists of (i) 708,097 shares of common stock held directly by Mr. Rolke, (ii) 2,144 shares of common stock held by Mr. Rolke’s spouse, and (iii) 9,204 shares of common stock from Rollover RSU’s vesting and issuable within 60 days to Mr. Rolke. In addition, Mr. Rolke purchased 1 share of Series A Preferred Stock on December 19, 2022. Holders of the Series A Preferred Stock are only permitted to vote with the holders of our common stock on proposals related to the Increase in the Authorized Shares Amendment and to the Reverse Stock Split and are required to vote their shares of Series A Preferred

Stock in a manner that “mirrors” the proportions of “For” and “Against” votes cast by the holders of the Company’s common stock are voted on the Increase in the Authorized Shares Amendment and the Reverse Stock Split proposals (excluding, for the avoidance of doubt, any shares of common stock that are not voted).

(6)      Consists of (i) 1,523,335 shares of common stock held by George Tidmarsh, Trustee George Francis Tidmarsh 2021 Irrevocable Trust, (ii) 467,156 shares of common stock held directly by Dr. Tidmarsh, and (iii) 42,844 shares of Common stock from Rollover RSU’s vesting and issuable within 60 days to Dr. Tidmarsh.

(7)      Consists of (i) 68,130 shares of common stock held directly by Ms. Carver and (ii) 42,844 shares of Common stock from Rollover RSU’s vesting and issuable within 60 days to Ms. Carver.

(8)      Consists of 42,844 shares of Common stock from Rollover RSU’s vesting and issuable within 60 days to Mr. Roper.

(9)      Consists of 21,422 shares of Common stock from Rollover RSU’s vesting and issuable within 60 days to Dr. LaBelle.

(10)    Consists of (i) 471,808 shares of common stock held by The Zygmont Family Trust Dated October 25, 2016, (ii) 218,017 shares of common stock held by Czeslaw Capital Fund, LLC, (iii) 2,144 shares held by Mr. Zygmont’s spouse, and (iv) 2,806 shares of Common stock from Rollover RSU’s vesting and issuable within 60 days to Mr. Zygmont.

OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies. The proxies also have discretionary authority to vote to adjourn the Special Meeting, including for the purpose of soliciting votes in accordance with our board of director’s recommendations.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities. We have engaged Advantage Proxy to assist in the solicitation of proxies. We will pay a fee of approximately $10,000 plus reasonable out-of-pocket charges.

If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Special Meeting virtually, at your request, we will cancel your previously submitted proxy.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 4660 La Jolla Village Dr., Suite 100, San Diego, CA 92122, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the proposals to be presented at the Special Meeting, you should contact the Company by telephone or in writing:

Revelation Biosciences, Inc.
4660 La Jolla Village Drive, Suite 100
San Diego, CA 92122
Tel: (650) 800-3717

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than January 13, 2023.

BY THE BOARD OF DIRECTORS

Chester S. Zygmont, III
Corporate Secretary

Dated: December [___], 2022

APPENDIX A

CERTIFICATE OF AMENDMENT
to the
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
REVELATION BIOSCIENCES, INC.

REVELATION BIOSCIENCES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Revelation Biosciences, Inc. The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 20, 2019 (the “Original Certificate”); the Corporation’s First Amended and Restated Certificate of Incorporation (the “First Amended and Restated Certificate”) was filed on May 11, 2020, which restated the Original Certificate in its entirety; the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”) was filed on October 13, 2020, which restated the First Amended and Restated Certificate in its entirety. The Corporation’s Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”) was filed on January 10, 2022, which restated the Second Amended and Restated Certificate in its entirety.

SECOND: ARTICLE IV of the Corporation’s Third Amended and Restated Certificate shall be amended by inserting the following at the end of such section, which shall read as follows:

Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 505,000,000 shares, consisting of 500,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the            day of            , 2023.

REVELATION BIOSCIENCES, INC.
By: ____________________________
Name:
Title:

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT
to the
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
REVELATION BIOSCIENCES, INC.

REVELATION BIOSCIENCES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Revelation Biosciences, Inc. The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on November 20, 2019 (the “Original Certificate”); the Corporation’s First Amended and Restated Certificate of Incorporation (the “First Amended and Restated Certificate”) was filed on May 11, 2020, which restated the Original Certificate in its entirety; the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”) was filed on October 13, 2020, which restated the First Amended and Restated Certificate in its entirety. The Corporation’s Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”) was filed on January 10, 2022, which restated the Second Amended and Restated Certificate in its entirety.

SECOND: ARTICLE IV of the Corporation’s Third Amended and Restated Certificate shall be amended by inserting the following at the end of such section, which shall read as follows:

Reverse Stock Split. Upon the filing (the “Effective Time”) of this Certificate of Amendment pursuant to the Section 242 of the General Corporation Law of the State of Delaware, each (      ) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into (      ) fully paid and nonassessable shares of common stock, par value of $0.001 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such Reverse Stock Split.

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the            day of            , 2023.

REVELATION BIOSCIENCES, INC.
By: ____________________________
Name:
Title:

B-1

PROXY CARD REVELATION BIOSCIENCES, INC. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 20, 2023: The Proxy Statement is available at https[•].

The undersigned hereby appoints James Rolke and Chester S. Zygmont, III as proxies of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Revelation Biosciences, Inc. (the “Company”), to be held via teleconference as described in the Proxy Statement on January 20, 2023 at 10:00 a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated December [•], 2022 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.      Proposal to amend the Company’s amended and restated certificate of incorporation to increase the number of shares of authorized common stock from 100,000,000 to 500,000,000.

For ☐            Against ☐            Abstain ☐

2.      Proposal to amend the Company’s amended and restated certificate of incorporation to effect the reverse stock split.

For ☐            Against ☐            Abstain ☐

3.      To ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023.

For ☐            Against ☐            Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated: _______________________________
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.